Exhibit 12-C

                        GPU INC. AND SUBSIDIARY COMPANIES
                       RATIO OF EARNINGS TO FIXED CHARGES
                                 (In Thousands)

                                                 Twelve Months
                                                     Ended
                                               September 30, 2000
                                               ------------------

                          OPERATING REVENUES           $5,283,539
                                               ------------------

                          OPERATING EXPENSES            4,691,869
                 Interest portion of rentals               27,065
            Fixed charges of service company
                                subsidiaries                5,069
                                               ------------------
                                 Net expense            4,659,735
                                               ------------------

                OTHER INCOME AND DEDUCTIONS:

                    Allowance for funds used
                         during construction                4,666
            Equity in undistributed earnings
                          of affiliates, net               32,654
                           Other income, net              120,901
                Minority interest net income              (4,510)
                                               ------------------
           Total other income and deductions              153,711
                                               ------------------

        EARNINGS AVAILABLE FOR FIXED CHARGES
               AND PREFERRED STOCK DIVIDENDS
                                   (excluding

                      taxes based on income)             $777,515
                                               ==================

                              FIXED CHARGES:
             Interest on funded indebtedness             $520,805
                              Other interest               37,059
               Preferred stock dividends of
              subsidiaries on a pretax basis               25,273
                 Interest portion of rentals               27,065
                                               ------------------
                         Total fixed charges             $610,202
                                               ==================

          RATIO OF EARNINGS TO FIXED CHARGES                 1.27
                                               ==================